EXHIBIT 4.1
NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (the “Agreement”), dated as of August 14, 2012, is entered into by and between UNITED AMERICAN HEALTHCARE CORPORATION, a Michigan corporation (the “Company”), and ST GEORGE INVESTMENTS LLC, an Illinois limited liability company (the “Buyer”).

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);

B. The Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) a 10% Secured Promissory Note of the Company, in the form attached hereto as Exhibit A, in the aggregate principal amount of $370,000.00 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, “Note #5”), convertible into shares of common stock of the Company (the “Common Stock”) upon the occurrence of an Event of Default (as defined in Note #5), and subject to the terms and subject to the limitations and conditions set forth in such Note #5.

C. The indebtedness under Note #5 is secured pursuant to the terms and conditions set forth in (i) that certain Security Agreement between the Company and the Buyer of even date herewith, in the form attached hereto as Exhibit B (the “Company Security Agreement”) and (ii) that Pledge and Security Agreement between the Company and the Buyer of even date herewith, in the form attached hereto as Exhibit C (the “Pledge Agreement”).

D. The Company has previously issued to the Buyer (i) that certain promissory note dated September 28, 2011, in the original principal amount of $400,000 (“Note #1”), (ii) that certain promissory note dated December 9, 2011, in the original principal amount of $300,000 (“Note #2”), (iii) that certain promissory note dated February 9, 2012, in the original principal amount of $350,000 (“Note #3”), and (iv) that certain promissory note dated May 16, 2012, in the original principal amount of $75,000 (“Note #4”) (all such previously issued promissory notes are collectively referred to as the “Prior Notes”).

E. Pulse Systems, LLC, a Delaware limited liability company (“Pulse”) is a wholly owned subsidiary of the Company. A substantial amount of the cash proceeds from the Prior Notes were contributed by the Company to Pulse to, among other things, pay certain contractual obligations of Pulse. All of the loan proceeds from Note #5 will be transferred from the Company to Pulse.

F. In connection with this Agreement, the Buyer requires that (i) each of the Prior Notes be amended pursuant to the Amendment to Note attached hereto as Exhibit D ( each a “Note Amendment”); thereby providing that the underlying indebtedness of each Prior Note is

G. secured pursuant to the terms of the Company Security Agreement, (ii) Pulse guarantees all of the Company’s obligations arising under the Prior Notes and the Transaction Documents (defined below) pursuant to the Guaranty Agreement attached hereto as Exhibit E (“Guaranty”), and (iii) Pulse executes and delivers to the Buyer that certain Security Agreement in the form attached hereto as Exhibit F (the “Pulse Security Agreement”).

H. This Agreement, Note #5, the Company Security Agreement, the Note Amendments, the Guaranty, the Pulse Security Agreement, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to as the “Transaction Documents”.

I. Upon the terms and conditions stated in this Agreement, the Buyer wishes to purchase Note #5.

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.           Purchase and Sale of Note #5.

a. Purchase of Note #5. At the Closing (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company Note #5.

b. Form of Payment. As consideration for the issuance and delivery of Note #5, the Buyer shall pay the sum of $370,000 (the “Purchase Price”) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions

c. Closing. Subject to the satisfaction of the conditions set forth in Section 1(d) below, the closing of the transactions contemplated by this Agreement (the “Closing”) shall occur at the time and at such location as may be agreed to by the parties. The Closing will occur upon mutual delivery of the fully executed Transaction Documents and the payment of the Purchase Price to the Company.

d. Additional Consideration. Delivery of the Purchase Price to the Company is expressly conditioned upon: (i) the delivery to the Buyer of a Note Amendment for each of the Prior Notes, thereby making each of the Prior Notes secured by all of the Company’s assets under the Company Security Agreement, (ii) the delivery to the Buyer of the Guaranty executed by Pulse, thereby providing for Pulse to unconditionally guarantee all the Company’s indebtedness arising under the Prior Notes and the Transaction Documents (“Indebtedness”), and (iii) delivery to the Buyer of the fully executed Pulse Security Agreement, thereby making Pulse’s obligations arising under the Guaranty to be secured by all of Pulse’s assets.

2. Buyer’s Representations and Warranties. The Buyer represents and warrants to the Company that:

a. Binding Obligation. The Transaction Documents to which the Buyer is a party, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Buyer.  This Agreement has been executed and delivered by the Buyer, and this Agreement is, and each of the other Transaction Documents to which the Buyer is a party, when executed and delivered by the Buyer (if necessary), will be valid and binding obligations of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

b. Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Regulation D, as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act, and/or Section 4(2) of the 1933 Act.

3. Representations and Warranties of the Company. The Company represents and warrants to the Buyer that:

a. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated.

b. Authorization; Binding Obligations. The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Company Security Agreement, each of the Note Amendments, and all other Transaction Documents to which the Company is a party, and to consummate the transactions contemplated hereby and thereby and to issue Note #5, in accordance with the terms hereof and thereof. This Agreement has been executed and delivered by the Company, and this Agreement is, and each of the other Transaction Documents to which the Company is a party, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

4.     Governing Law; Miscellaneous.

a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Illinois or in the federal courts located in Cook County, Illinois. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY

HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

b. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Entire Agreement; Amendments. This Agreement, the Transaction Documents, and the Prior Notes contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Buyer.

f. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:
UNITED AMERICAN HEALTHCARE CORPORATION
300 River Place, Suite 4950
Detroit, Michigan 48207
Attn: Robert T. Sullivan, CFO

If to the Buyer:
ST GEORGE INVESTMENTS LLC
303 E. Wacker Drive, Suite 1200
Chicago, IL 60601
Attn: John Fife
Facsimile: 312-819-9701

With a copy by fax only to (which copy shall not constitute notice): HANSEN BLACK ANDERSON PLLC
2940 West Maple Loop, Suite 103
Lehi, UT 84043
Attn: Jon Hansen
Facsimile: 801-922-5019

Each party shall provide notice to the other party of any change in address.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Buyer may assign its rights hereunder to any person that purchases securities in a private transaction from the Buyer or to any of its “affiliates” (as that term is defined under the Securities Act of 1934, as amended), without the consent of the Company.

h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

k. Buyer’s Rights and Remedies Cumulative.  All rights, remedies, and powers conferred in this Agreement and the Transaction Documents on the Buyer are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that the Buyer may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as the Buyer may deem expedient.

l. Attorneys’ Fees and Cost of Collection. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses  paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses  giving rise to the fees and expenses.  Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

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PURCHASE PRICE:
Principal Amount of Note:	$370,000.00
Purchase Price:	$370,000.00

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

UNITED AMERICAN HEALTHCARE CORPORATION,
a Michigan  corporation

                                                      By:           /s/ Robert T. Sullivan
                                                      Name:      Robert T. Sullivan
                                                      Title:        Chief Financial Officer

BUYER:

ST GEORGE INVESTMENTS LLC,
an Illinois limited liability company

By:           Fife Trading, Inc.,
an Illinois corporation,
its Manager

                                                                By:           /s/John M. Fife
                                                                Name:      John M. Fife
                                                                Title:        President

EXHIBIT A

NOTE #5

EXHIBIT B

COMPANY SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT

EXHIBIT D

NOTE AMENDMENT TO BE EXECUTED FOR EACH OF THE PRIOR NOTES

EXHIBIT E

GUARANTY

EXHIBIT F

PULSE SECURITY AGREEMENT